As filed with the Securities and Exchange Commission on January 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASCENDIS PHARMA A/S

(Exact Name of Registrant as Specified in its Charter)

The Kingdom of Denmark	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tuborg Boulevard 12

DK-2900 Hellerup, Denmark

+45 36 94 44 86

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas P. Soloway

Senior Vice President, Chief Financial Officer

Ascendis Pharma, Inc.

530 Lytton Avenue, 2nd Floor

Palo Alto 94301, California, USA

(650) 617-3406

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Michael Wolff Jensen Chairman and General Counsel Ascendis Pharma A/S Tuborg Boulevard 12 DK-2900 Hellerup, Denmark Telephone: +45 36 94 44 86 Facsimile: +45 36 94 40 10	Divakar Gupta, Esq. Andrew S. Williamson, Esq. Charles S. Kim, Esq. Cooley LLP 1114 Avenue of the Americas New York, NY 10036 Telephone: (212) 479-6000 Facsimile: (212) 479-6275

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-201050

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Ordinary shares, DKK 1 nominal value per share(3)	1,150,000	$18.00	$20,700,000	$2,405.34

(1)	Represents only the additional number of shares being registered and includes 150,000 additional shares, represented by American Depositary Shares, or ADSs, that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-201050).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price and the initial public offering price per ADS. The Registrant previously registered securities at an aggregate offering price not to exceed $103,500,000 on a Registration Statement on Form F-1 (File No. 333-201050), which was declared effective by the Securities and Exchange Commission on January 27, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $20,700,000 is hereby registered.
(3)	Each ADS represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate registration statement on Form F-6 (File No. 333-201695).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional securities of Ascendis Pharma A/S pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form F-1, as amended (File No. 333-201050) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 27, 2015, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hellerup, Denmark, on January 27, 2015.

ASCENDIS PHARMA A/S

By:	/s/ Jan Møller Mikkelsen
Jan Møller Mikkelsen President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jan Møller Mikkelsen	President, Chief Executive Officer, Board Member and Executive Director	January 27, 2015
Jan Møller Mikkelsen	(Principal Executive Officer)

/s/ Thomas P. Soloway	Senior Vice President, Chief Financial Officer and Executive Director	January 27, 2015
Thomas P. Soloway	(Principal Financial Officer)

/s/ Peter Rasmussen	Vice President, Finance	January 27, 2015
Peter Rasmussen	(Principal Accounting Officer)

/s/ Michael Wolff Jensen, L.L.M.	Chairman of the Board of Directors	January 27, 2015
Michael Wolff Jensen, L.L.M.

*	Board Member	January 27, 2015
Albert Cha, M.D., Ph.D.

*	Board Member	January 27, 2015
Edwin de Graaf

*	Board Member	January 27, 2015
James I. Healy, M.D., Ph.D.

*	Board Member	January 27, 2015
Michael Mayer

*	Board Member	January 27, 2015
Martin Olin

*	Board Member	January 27, 2015
Jonathan T. Silverstein, J.D.

*	Board Member	January 27, 2015
Rafaèle Tordjman, M.D., Ph.D.

*By:	/s/ Jan Møller Mikkelsen
Jan Møller Mikkelsen Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ascendis Pharma A/S has signed this registration statement on January 27, 2015.

Ascendis Pharma, Inc.

By:	/s/ Thomas P. Soloway
Name:	Thomas P. Soloway
Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement.

5.1	Opinion of Mazanti-Andersen Korsø Jensen.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Mazanti-Andersen Korsø Jensen (included in Exhibit 5.1).

24.1(2)	Power of Attorney.

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-201050), originally filed with the Securities and Exchange Commission on December 18, 2014 and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-201050), originally filed with the Securities and Exchange Commission on December 18, 2014 and incorporated by reference herein.